UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACTION REQUESTED

Dear Chevron Stockholder,

Chevron Corporation’s 2016 Annual Meeting of Stockholders will be held at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California on Wednesday, May 25, 2016. You are receiving the Notice of the 2016 Annual Meeting, the 2016 Proxy Statement, the 2015 Annual Report, and the proxy voting instructions electronically because:

(1) you have consented to receive Chevron communications and to vote by proxy through the Internet, or

(2) you are a Chevron employee and hold Chevron common stock through an employee stock or retirement benefit plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may not represent all of your Chevron shares. If you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting. Please carefully read the instructions below before voting.

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CHEVRON CORPORATION NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

RECORD DATE: Wednesday, March 30, 2016

MEETING DATE: Wednesday, May 25, 2016

CONTROL NUMBER: 0123456789012345

You can view the stockholder materials and enter your voting instructions at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

HOW TO VOTE

If your e-mail software supports it, you will access ProxyVote.com by simply selecting the above link. Once you have accessed the site, you will need your four digit personal identification number (PIN) to proceed:

•	If you are a stockholder who consented to receive proxy materials electronically, your PIN is the four-digit number you selected at the time of your enrollment.

•	If you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, your PIN is the last four digits of your social security number, unless you previously changed it.

•	If you have forgotten your PIN, please follow the instructions on https://www.proxyvote.com/00123456789012345.

Stockholders may vote electronically until 11:59 p.m. (ET) on Tuesday, May 24, 2016. However if you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, you must vote any shares held in a plan by 11:59 p.m. (ET) on Friday, May 20, 2016 or such other date as determined by the plan fiduciary or trustee.

To cancel or change your electronic delivery profile, please go to http://www.icsdelivery.com/cvx

While there are no charges for this voting service, you may incur costs associated with electronic access, such as charges from Internet access providers and phone companies.

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VOTING RECOMMENDATIONS

Chevron’s Board of Directors recommends that you vote as follows:

FOR: Election of Director nominees

FOR: Ratification of appointment of PwC as independent registered public accounting firm

FOR: Advisory vote to approve named executive officer compensation

FOR: Approve an amendment to the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan

AGAINST: Stockholder proposal to report on lobbying

AGAINST: Stockholder proposal to adopt targets to reduce GHG emissions

AGAINST: Stockholder proposal to report on climate change impact assessment

AGAINST: Stockholder proposal to report on reserve replacements

AGAINST: Stockholder proposal to adopt a dividend policy

AGAINST: Stockholder proposal to report on shale energy operations

AGAINST: Stockholder proposal to recommend independent director with environmental expertise

AGAINST: Stockholder proposal to set special meetings threshold at 10%

Please refer to the 2016 Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

View the 2016 PROXY STATEMENT:

https://materials.proxyvote.com/unavailable

View the 2015 ANNUAL REPORT:

https://materials.proxyvote.com/unavailable

Please REPLY to this email if you have any comments or questions about ProxyVote.com. (Include the original text and subject line of this message for identification purposes.) AOL users: please highlight the entire message before clicking the reply button.

Chevron Corporation

This message and any attachments are intended only for the use of the addressee and may contain information that is confidential. If the reader of this message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by e-mail and delete this message and any attachments from your system.